UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 1, 2015

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers and Election of Certain Officers

On January 6, 2015, IBM announced that James J. Kavanaugh, Vice President and Controller, became Senior Vice President, Transformation and Operations, effective January 1, 2015.  In addition, Stanley J. Sutula III became Vice President and Controller, effective January 1, 2015.  Mr. Sutula, 49, was most recently the Vice President and Treasurer at IBM.  He has been an IBM executive for over 13 years.  Simon Beaumont became Vice President and Treasurer, effective January 1, 2015.

Item 5.03(a) Amendment to Bylaws

On July 29, 2014, IBM announced that Peter R. Voser was elected to the IBM Board of Directors, effective January 1, 2015.  Article III, Section 2 of IBM’s bylaws was amended to increase the number of directors to fourteen, effective January 1, 2015.  Exhibit 3.2 of this Form 8-K contains IBM’s amended bylaws.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 7, 2015

	By:	/s/ Christina M. Montgomery
Christina M. Montgomery
Vice President,
Assistant General Counsel and
Secretary